Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 12, 2021

GEMINI ISRAEL V LIMITED PARTNERSHIP

By: GEMINI CAPITAL ASSOCIATES V GP LTD.
Its: General Partner

By:	/s/ Yossi Sela	By:	/s/ Menashe Ezra
Name:	Yossi Sela	Name:	Menashe Ezra
Title:	Managing Partner	Title:	Managing Partner

GEMINI CAPITAL ASSOCIATES V L.P

By: GEMINI CAPITAL ASSOCIATES V GP LTD.
Its: General Partner

By:	/s/ Yossi Sela	By:	/s/ Menashe Ezra
Name:	Yossi Sela	Name:	Menashe Ezra
Title:	Managing Partner	Title:	Managing Partner

GEMINI CAPITAL ASSOCIATES V GP LTD.

By:	/s/ Yossi Sela	By:	/s/ Menashe Ezra
Name:	Yossi Sela	Name:	Menashe Ezra
Title:	Managing Partner	Title:	Managing Partner

GEMINI PARTNERS INVESTORS V L.P.

By: GEMINI ISRAEL FUNDS IV, LTD.
Its: General Partner

By:	/s/ Yossi Sela	By:	/s/ Menashe Ezra
Name:	Yossi Sela	Name:	Menashe Ezra
Title:	Managing Partner	Title:	Managing Partner

GEMINI ISRAEL FUNDS IV LTD.

By:	/s/ Yossi Sela	By:	/s/ Menashe Ezra
Name:	Yossi Sela	Name:	Menashe Ezra
Title:	Managing Partner	Title:	Managing Partner

/s/ Menashe Ezra
Menashe Ezra

/s/ Yossi Sela
Yossi Sela